================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           THE DAVEY TREE EXPERT CO.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: ............

(2) Aggregate number of securities to which transaction applies: ...............

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ...............................

(4) Proposed maximum aggregate value of transaction: ...........................

(5) Total fee paid: ............................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ....................................................

(2) Form, Schedule or Registration Statement No.: ..............................

(3) Filing Party: ..............................................................

(4) Date Filed: ................................................................

================================================================================

                                 [DAVEY LOGO]


                                 THE DAVEY TREE
                                 EXPERT COMPANY

                                 NOTICE OF 1997
                                 ANNUAL MEETING
                              AND PROXY STATEMENT

                                 [DAVEY LOGO]


John W. Joy
Chairman of the Board

R. Douglas Cowan
President and Chief
 Executive Officer

                                                                  April 16, 1997

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Holiday Inn Akron-Kent, 4363 State Route 43, Kent, Ohio at 5:00 p.m. on Tuesday, May 20, 1997. We hope that you will be able to attend.

The Notice of Annual Meeting of Shareholders and the Proxy Statement, which are included in this booklet, describe the matters to be acted upon at the meeting. Regardless of the number of shares you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to mark your choices on the enclosed proxy card and sign and return it in the envelope provided. If you later decide to vote in person at the meeting, you will have an opportunity to revoke your proxy and vote by ballot.

We look forward to seeing you at the meeting.

Sincerely,

JOHN W. JOY
Chairman of the Board         R. DOUGLAS COWAN
                              President and
                              Chief Executive Officer

                         THE DAVEY TREE EXPERT COMPANY

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

The Annual Meeting of Shareholders of The Davey Tree Expert Company will be held at the Holiday Inn Akron-Kent located at 4363 State Route 43, Kent, Ohio, at 5:00 p.m. on Tuesday, May 20, 1997. The purposes of the meeting are:

  1. To elect directors to the class whose term expires in 2000.

  2. To hear reports and to transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on April 5, 1997, are entitled to notice of and to vote at the meeting.

                              For the Board of Directors

                              DAVID E. ADANTE
                              Secretary

April 16,1997

                         THE DAVEY TREE EXPERT COMPANY

                                PROXY STATEMENT

The Board of Directors of The Davey Tree Expert Company requests your proxy for use at the Annual Meeting of Shareholders to be held on May 20, 1997, and at any adjournments of that meeting. This Proxy Statement is to inform you about the matters to be acted upon at the meeting.

If you attend the meeting, you can vote your shares by ballot. If you do not attend, your shares can still be voted at the meeting if you sign and return the enclosed proxy card. Shares represented by a properly signed card will be voted in accordance with the choices marked on the card. If no choices are marked, the shares will be voted to elect as directors the nominees listed on page 3. You may revoke your proxy before it is voted by submitting another proxy card with a later date or by giving notice to the Company in writing or orally at the meeting.

This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about April 16, 1997. The Company's executive offices are located at 1500 North Mantua Street, Kent, Ohio 44240. Its telephone number is
(330) 673-9511.

                             ELECTION OF DIRECTORS

The Company's Board of Directors is now composed of nine directors, with four directors in the class whose terms expire in 1997, three directors in the class whose terms expire in 1998, and two directors in the class whose terms expire in 1999. Each of the directors serves for a term of three years and until a successor is elected. The Board met five times during the last fiscal year.

Nominees for election as directors for the term expiring in 2000, as well as present directors whose term will continue after the meeting, appear below. The Board of Directors recommends you vote for the nominees listed.

NOMINEES FOR TERM EXPIRING IN 2000

RICHARD E. DUNN, age 69, has been a director of the Company since 1980. He was Vice President for Business Affairs and Treasurer of Kent State University in Kent, Ohio, for more than five years, prior to his retirement in 1991.

WILLIAM D. GINN, age 73, has been a director of the Company since 1973. He has been a partner with the law firm of Thompson, Hine and Flory LLP of Cleveland, Ohio, for more than five years. Mr. Ginn is also a director of Nordson Corporation, a manufacturer of industrial application equipment. Thompson, Hine and Flory LLP has in the past provided and continues to provide legal services to the Company.

RICHARD S. GRAY, age 65, has been a director of the Company since 1991. He has been President of Enterprise Development, Incorporated, a non-profit organization that provides counsel and assistance to new enterprises, since April 1987. He is a director of SIFCO Industries, a manufacturer and marketer that focuses on metalworking and related industrial technologies. He is also a director of SHILOH, a manufacturer of heavy metal products and steel processing.

THOMAS MURDOUGH, JR., age 58, has been a director of the Company since 1994 and is the founder and President of Step 2 Corporation since 1991. Prior to this, Mr. Murdough was the founder of Little Tikes Company which he sold to Rubbermaid in 1984. He continued as its President and General Manager until September, 1989.

PRESENT DIRECTORS WHOSE TERM EXPIRES IN 1998

EUGENE W. HAUPT, age 75, has been a director of the Company since 1979. Mr. Haupt was President of The Davey Tree Surgery Company, a wholly-owned subsidiary of the Company, from 1985 until his retirement in December, 1990.

JAMES H. MILLER, AGE 70, has been a director of the Company since 1985. Mr. Miller has been retired since 1986. Before his retirement, he was Vice President-Administration of GenCorp, Inc. (formerly the General Tire and Rubber Co.), a tire manufacturer.

R. CARY BLAIR, AGE 57, has been a director of the Company since 1989 and has been a director of the Westfield Companies since 1984. He has been President and Chief Executive Officer of the Westfield Companies, a group of insurance companies headquartered in Westfield, Ohio, since 1991. He is also a director of Inter-Ocean Reinsurance Co., Ltd., a multi-line finite re-insurance concern. He is also a director of First Merit-Old Phoenix National Bank and First Merit Corporation, both of which are financial institutions.

PRESENT DIRECTORS WHOSE TERM EXPIRES IN 1999

JOHN W. JOY, AGE 74, has been a director of the Company since 1964 and Chairman of the Board of the Company since 1983. He was Chief Executive Officer of the Company for more than five years until 1988, and has been retired since May 1990.

R. DOUGLAS COWAN, AGE 56, has been a director of the Company since 1982, President since 1985, and Chief Executive Officer since 1988.

COMMITTEES OF THE BOARD OF DIRECTORS;
ATTENDANCE

The present members of the Audit Committee are Messrs. Dunn, Haupt, and Gray (Chairman). The Audit Committee reviews the proposed audit programs (in-cluding both independent and internal audits) for each fiscal year, the results of these audits, and the adequacy of the Company's systems of internal control. The Committee also recommends to the Board of Directors the appointment of the independent auditors for each fiscal year. The Audit committee met two times during the last fiscal year.

The present members of the Compensation committee are Messrs. Gray, Miller, and Blair (Chairman). The Compensation Committee recommends to the Board of Directors the salaries and other compensation of executive officers of the Company and supervises the administration of the Company's benefits programs. The Compensation Committee met three times during the last fiscal year.

The present members of the Nominating Committee are Messrs. Cowan, Blair, Dunn, Ginn (Chairman), and Murdough. The Nominating Committee screens and nominates candidates for election as directors and recommends committee members for appointment by the Board of Directors. A shareholder who wishes to suggest a director candidate for consideration by the Nominating Committee should consult the applicable provision of the Company's Regulations, which are available for inspection at the Company's offices during business hours. The Nominating Committee met one time during the last fiscal year.

The present members of the Finance Committee are Messrs. Joy, Cowan, Ginn, Miller (Chairman), and Murdough. The Finance Committee reviews the Company's annual business plan as developed by management and recommends it to the Board of Directors for approval. The Committee also reviews longer-term financial issues affecting the Company's ownership structure, financial condition and business plans. The Finance Committee met five times during the last fiscal year.

During the last fiscal year, each director attended at least 75% of the meetings of the Board of Directors and of the committees on which he served.

COMPENSATION OF DIRECTORS

The Company pays directors who are not executive officers of the Company a fee of $9,000 per year plus $800 for the first and $400 for each additional Board or Committee meeting attended on the same day. Chairmen of Committees receive an additional retainer of $2,500 per year and the Chairman of the Board receives an additional retainer of $5,000 per year. Directors may defer all or part of their fees until their retirement as directors.

OWNERSHIP OF COMMON SHARES

The following table shows, as of April 5, 1997, the number and percent of Common Shares of the Company beneficially owned by each director, the officers listed in the Summary Compensation Table, and all directors and officers as a group:

                            NUMBER OF
           NAME            SHARES(1)(2)   PERCENT(2)(3)
---------------------------------------   -------------
John W. Joy                     81,155         1.81%
R. Douglas Cowan               180,129         3.96%
Eugene W. Haupt                 86,014         1.92%
R. Cary Blair                    5,000          .11%
Thomas Murdough, Jr.             2,000          .04%
Richard E. Dunn                  3,200          .07%
William D. Ginn                 26,800          .60%
Richard S. Gray                  4,000          .09%
James H. Miller                 18,000          .40%

David E. Adante                104,953         2.32%
Karl J. Warnke                  89,344         1.99%
Howard D. Bowles                92,840         2.05%
C. Kenneth Celmer               68,842         1.52%
20 directors and officers
  as a group, including
  those listed above         1,123,515        23.06%

---------------

1. Other than as described below, beneficial ownership of the Common Shares listed in the tables is comprised of sole voting and investment power, or voting and investment power, shared with spouses.

   Includes shares allocated to individual accounts under the Company's Employee Stock Ownership Trust (the "ESOP") with respect to which the following executive officers have only sole voting power as follows: R. Douglas Cowan, 21,347 shares, David E. Adante, 10,790 shares, Karl J. Warnke, 8,654 shares, Howard D. Bowles, 12,938 shares, C. Kenneth Celmer, 16,579 shares, and 127,914 shares by all officers as a group.

2. These include the right to purchase on or before June 4, 1997, upon the exercise of outstanding stock options, 66,000 Common Shares by Mr. Cowan, 45,500 Common Shares by Mr. Adante, 45,500 Common Shares by Mr. Warnke, 39,000 Common Shares by Mr. Bowles, 31,500 Common Shares by Mr. Celmer and 388,000 Common Shares by all directors and officers as a group.

3. Percentage calculation based on total shares outstanding plus the options exercisable by the respective individual on or before June 4, 1997, in accordance with Rule 13d-3(d) of the Securities Exchange Act of 1934.

To the Company's knowledge, as of April 5, 1997, the only beneficial owner of more than five percent of the outstanding Common Shares of the Company was Whitelaw & Co., the nominee of Key Trust Company of Ohio, N.A., trustee of ESOP, 127 Public Square, 14th Floor, Cleveland, Ohio 44114, which, as of April 5, 1997, had sole dispositive power with respect to 1,636,165 Common Shares (36.5% of the outstanding Common Shares).

                       REMUNERATION OF EXECUTIVE OFFICERS

The table below shows the cash compensation of the five highest paid executive officers of the Company whose aggregate cash compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION
                              -------------------------------------------
                                                                ALL OTHER
                                                                 ANNUAL
         NAME AND                                                COMPEN-
    PRINCIPAL POSITION        YEAR      SALARY       BONUS      SATION(1)
--------------------------    ----     --------     -------     ---------
R. Douglas Cowan              1996      227,475      80,500        1,310
President and Chief           1995      211,048      50,000        1,120
Executive Officer             1994      200,253      35,000        1,096

David E. Adante               1996      152,286      47,450        1,310
Executive Vice President,     1995      133,370      29,250        1,120
Chief Financial Officer       1994      124,302      19,950        1,096
and Secretary-Treasurer

Karl J. Warnke                1996      151,091      47,450        1,310
Executive Vice President,     1995      132,221      29,250        1,120
and General Manager           1994      123,253      19,950        1,096
Utility Services

Howard D. Bowles              1996      111,942      51,700        1,310
Vice President and            1995      105,560      37,150        1,120
General Manager --            1994       98,285      16,250        1,096
Davey Tree Surgery Company

C. Kenneth Celmer             1996      111,475      57,850        1,310
Vice President and            1995      107,550      35,850        1,120
General Manager,              1994       94,258      18,500        1,096
Residential Services
                              ----     --------     -------     ---------

---------------

1. All other compensation represents amounts allocated to the participant accounts for each of the officers under the terms of the Company's Employee Stock Ownership Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL REALIZABLE
                                                               EXERCISE                          VALUE AT ASSUMED
                                             % OF TOTAL         OR BASE                       ANNUAL RATES OF STOCK
                                              OPTIONS          PRICE PER                      PRICE APPRECIATION FOR
                                              GRANTED            SHARE                          OPTION TERM(4)(5)
                           OPTIONS          TO EMPLOYEES        ($/SH)        EXPIRATION      ----------------------
         NAME           GRANTED(#)(1)      IN FISCAL YEAR         (2)          DATE(3)           5%           10%
----------------------- -------------      --------------      ---------      ----------      --------      --------
R.D. Cowan                  28,000               11%            $ 15.80        12-6-2006      $279,174      $704,987
David E. Adante             20,000                8%            $ 15.80        12-6-2006      $199,410      $503,562
Karl J. Warnke              20,000                8%            $ 15.80        12-6-2006      $199,410      $503,562
Howard D. Bowles            14,000                5%            $ 15.80        12-6-2006      $139,587      $352,493
C. Kenneth Celmer           14,000                5%            $ 15.80        12-6-2006      $139,587      $352,493

---------------

(1) All options granted in 1996 are exercisable in cumulative installments commencing one year from date of grant. The right to exercise these options expires 3 months after retirement or termination due to disability or death. Termination for any other reason cancels the right to exercise these options as of the date of termination.

(2) All options were granted at the Fair Market Value at date of grant.

(3) All options granted have a 10 year term.

(4) Gains are reported net of the option exercise price. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock conditions, as well as the option holders' continued employment. The amounts reflected in this table may not be achieved.

(5) The potential realizable gain for all shareholders of the Company during the term of the options shown in this table, at the assumed rates of stock price appreciation of 5% and 10%, would be $44,842,045 and $113,237,800, respectively. These shareholder gain amounts are based on the $15.80 exercise price applicable to options granted to executive officers and on the 4,497,472 Common Shares that were outstanding on the December 6, 1996, grant date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                                 VALUE OF UNEXERCISED
                                                               NUMBER OF UNEXERCISED                 IN-THE-MONEY
                                                               OPTIONS HELD AT FISCAL         OPTIONS AT FISCAL YEAR END
                           SHARES                                   YEAR END (#)                        ($)(2)
                         ACQUIRED ON         VALUE          ----------------------------     ----------------------------
         NAME            EXERCISE #     REALIZED ($)(1)     EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
-----------------------  -----------    ---------------     -----------    -------------     -----------    -------------
R. D. Cowan                --0--           --0--               66,000          34,000         $ 428,100        $93,420
David E. Adante            --0--           --0--               45,500          24,500           291,955         67,665
Karl J. Warnke             --0--           --0--               45,500          24,500           291,955         67,665
Howard D. Bowles           --0--           --0--               39,000          17,000           260,770         46,710
C. Kenneth Celmer          --0--           --0--               31,500          16,500           207,495         44,525

---------------
(1) The value realized upon exercise of options is based on the difference between the option exercise price and the fair market value at the date of exercise.

(2) The value of unexercised options is based on the year-end price of $18.20 per share.

PENSION PLAN TABLE

The table below shows estimated annual benefits payable under the employee retirement plan to an employee, including officers (other than to an employee who is subject to a collective bargaining agreement), retiring at age 65, and electing a life benefit without survivor options, in the years of benefit service base compensation indicated. Such benefits reflect a reduction to recognize in part the Company's cost of Social Security benefits related to service for the Company. The Company's plans also provide for the payment of benefits to an employee's surviving spouse or beneficiary.

   FINAL
  AVERAGE
    BASE              10               15               20               25               30              35+
COMPENSATION        YEARS            YEARS            YEARS            YEARS            YEARS            YEARS
------------     ------------     ------------     ------------     ------------     ------------     ------------
   100,000              6,897           10,345           13,794           17,242           20,691           24,139
   125,000              8,897           13,345           17,794           22,242           26,691           31,139
   150,000
    and up             10,897           16,345           21,794           27,242           32,691           38,139

A participant generally will be credited with a year of benefits service for each year after December 31, 1988, that he was eligible to participate in the pension plan and elected to make a contribution when required to do so. An employee's final annual compensation is his average annual base compensation for the five years in which his base compensation was highest during the ten years prior to termination of employment or age 65, except that the final annual base compensation for participants who are compensated primarily on a commission basis cannot include annual base compensation in excess of $50,000, and for the year 1996 cannot include compensation in excess of $150,000 for all other participants.

The credited years of service for Messrs. Cowan, Adante, Warnke, Bowles, and Celmer are 11.4, 14.0, 8.0, 21.0 and 13.1, respectively.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                         THE DAVEY TREE EXPERT COMPANY

                                              S & P
   MEASUREMENT                  S & P 500    SERVICE
     PERIOD                       COM-      (COMML. &
  (FISCAL YEAR                   POSITE-      CON-
    COVERED)          DAVEY       LTD.       SUMER)*
1991                   100.00      100.00      100.00
1992                    105.4       107.6        99.0
1993                    123.5       118.6        95.9
1994                    103.6       120.0        87.8
1995                    117.9       165.1       118.7
1996                    161.5       203.0       122.5

*Name change from Specialized Services.

(S&P performance data provided by Standard & Poor's)

                        REPORT OF COMPENSATION COMMITTEE

GENERAL

The Compensation Committee of the Board of Directors, composed entirely of non-employee Directors, is responsible for management succession matters, for administering the Company's executive incentive and benefits programs, and for establishing salaries for executive officers. The Committee's recommendations in these matters are presented to the Board of Directors for approval. In its deliberations, the Committee periodically retains outside professionals to assess the fairness of the Company's compensation programs and meets frequently with the Chief Executive Officer of the Company to obtain management's recommendations on compensation issues.

COMPENSATION POLICIES

The Committee is careful to align executive officer compensation with the interest of shareholders. The Committee has established a policy whereby a substantial portion of the compensation of executive officers, including the chief executive officer, is contingent on the profitability of the Company. Approximately twenty to forty percent of an executive officer's compensation is determined based on pre-tax profits of the Company, after a target return on shareholders' equity is achieved. The fundamental theory of this policy is that the shareholders of the Company are entitled to a fair pre-tax return on their investment before any incentive payments are made to executive officers. To the extent that the efforts of the executive officers result in a higher return on shareholders' equity, the Committee believes that the officers should be rewarded. The Committee and the Board of Directors believe that this compensation policy creates a significant incentive for management of the Company, which in turn creates long-term benefit for the shareholders.

BASE SALARY

Base salary levels are largely determined on the basis of comparisons with similar companies of approximately the same size. The Committee periodically retains a nationally known compensation consulting firm to conduct a compensation competitiveness study to determine the adequacy of the Company's compensation for executive officers compared to the compensation of officers in comparable companies. The last study was conducted in 1994, and compensation ranges were established by the Committee for each of the officers on the basis of job description and market comparisons. The Committee's general policy regarding base salary is that the Company's executive officers should be compensated near the "mid-point" of the market range established by the consultants, giving allowance to experience and provided that the Company's long-term goals are being achieved. None of the executive officers has an employment agreement with the Company.

The Committee reviews the performance of each of the officers of the Company with the Chief Executive Officer at each of its meetings and is particularly attentive to an assessment of the officers' performance against goals, demonstrated capabilities and development of subordinates. The salary adjustments for the Chief Executive Officer are determined solely by the Committee after an evaluation of the same criteria used for other executive officers. The officers of the Company are generally on a 12-15 month salary adjustment cycle.

INCENTIVE COMPENSATION

In 1979, the Board of Directors adopted a Management Incentive Compensation Plan designed to reward the Company's management group, which includes approximately 50 people, for above average profit performance. The Plan provides for the calculation of a

"Bonus Fund" based on the average of the last three years' pre-tax profit performance. Under the terms of the Plan, a required return on the Shareholders' Equity is deducted from pre-tax profits, and a percentage of any excess amount is designated as a "Bonus Base". The Bonus Fund for the year equals an average of the Bonus Base for each of the preceding three years. This Bonus Fund is allocated by the Committee to the management group based on individual performance, operating group performance, as well as overall Company performance.

In 1994, the shareholders approved the 1994 Omnibus Stock Plan (the Plan), which consolidates into a single plan provisions for the grant of stock options, other stock-based incentives, and the maintenance of an employee stock purchase program. The Plan replaced the 1982 Employee Stock Purchase Plan and the 1987 Incentive Stock Option Plan, under which no future grants will be made. Provisions of the Plan give the committee broad discretion to fashion the terms of awards in order to provide Davey Tree's employees with stock-based incentives that are appropriate under the circumstances. It is designed to foster long-term growth and performance by motivating employees through stock-based incentives and ownership, as well as enhance the Company's ability to attract and retain qualified employees and directors. Option grants are based on the fair market value of the Company's Common Shares on the date of grants, as established by Management Planning, Inc. All employees of Davey Tree and its subsidiaries are eligible to participate in the Plan, and all non-employee directors of Davey Tree are eligible to receive director options under the Plan. The committee believes the Plan provides incentives to increase the market performance of the Company's shares, thereby aligning the Company's interests with those of the shareholders.

The Compensation Committee of the Board of Directors
R. Cary Blair, Richard S. Gray, James H. Miller.

INDEBTEDNESS OF MANAGEMENT

As part of the Company's 1989 subscription offering, employees of the Company subscribed for a total of 228,876 Common Shares. These employees were entitled to finance up to ninety percent of the purchase price of Common Shares by giving the Company a seven-year promissory note for the balance due with interest at 8% per annum, with the final payment due in 1996. Under the subscription offering, no officer or director was indebted to the Company as of April 5, 1997, nor was any officer or director indebted to the Company in excess of the Securities and Exchange Act(s) General Rules and Regulations reporting requirement any time during the year 1996.

                              INDEPENDENT AUDITORS

Deloitte & Touche LLP has been appointed as the Company's independent auditors for the fiscal year ending December 31, 1997. Deloitte & Touche was created by the merger of Touche, Ross & Co. with Deloitte, Haskins and Sells in 1989. Touche, Ross & Co. has served as the Company's independent auditors since 1975. A representative of Deloitte & Touche is expected to be present at the meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and to respond to questions regarding Deloitte & Touche's examination of the Company's financial statements and records for the fiscal year ended December 31, 1996.

                                    GENERAL

VOTING AT THE MEETING

Shareholders of record at the close of business on April 5, 1997, are entitled to vote at the meeting. On that date, a total of 4,484,888 of the Company's Common Shares were outstanding and entitled to vote.

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Each of the Company's common shares is entitled to one vote.

Each shareholder has the right to vote cumulatively if any shareholder gives notice in writing to the President, any Vice President or the Secretary of the Company at least 48 hours before the time set for the meeting and an announcement of the notice is made at the beginning of the meeting by the Chairman or the Secretary, or by or on behalf of the shareholder giving notice. If cumulative voting is in effect, you will be entitled to cast a number of votes equal to the number of shares that you are voting multiplied by the number of directors to be elected. You may cast all of these votes for one nominee or distribute them among several nominees, as you see fit. If cumulative voting is in effect, shares represented by each properly signed proxy card will also be voted on a cumulative basis, with the votes distributed among the nominees in accordance with the judgment of the persons named in the proxy card.

Under Ohio law, directors are elected by the votes of shareholders exercising a majority of the voting power of the Company present at a meeting at which a quorum is present, and proposals are adopted or approved by the vote of a specified percentage of the voting power of the Company. Abstentions and non-votes are tabulated in determining the votes present at the meeting. Consequently, an abstention or a non-vote has the same effect as a vote against a director nominee, as each abstention or non-vote would be one less vote for a director nominee.

If any of the nominees listed on page three becomes unable or declines to serve as a director, each properly signed proxy card will be voted for another person recommended by the Board of Directors. However, the Board has no reason to believe that this will occur.

The Board of Directors knows of no other matters that will be presented at the meeting. However, if other matters do properly come before the meeting, the

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person named in the proxy card will vote on these matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Any shareholder who wished to submit a proposal to be considered for inclusion in next year's Proxy Statement should send the proposal to the Company on or before December 17, 1997.

EXPENSES OF REQUESTING PROXIES

The Company will bear the expense of preparing, printing, and mailing this Notice and Proxy Statement. In addition to requesting proxies by mail, officers and regular employees of the Company may request proxies by telephone or in person. The Company will ask custodians, nominees, and fiduciaries to send proxy material to beneficial owners in order to obtain voting instructions. The Company will, upon request, reimburse them for their reasonable expenses for mailing the proxy material.

ANNUAL REPORT

The Company's Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 1996, is being mailed to shareholders of record with this Proxy Statement.

                              For the Board of Directors,

                              DAVID E. ADANTE
                                Secretary
April 16, 1997

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                            YOUR VOTE IS IMPORTANT.
                          PLEASE SIGN, DATE AND RETURN
                                  YOUR PROXY.

                         THE DAVEY TREE EXPERT COMPANY

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 1997

THIS PROXY IS SOLICITED BY YOUR BOARD OF DIRECTORS, WHICH RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

At the Annual Meeting of Shareholders of the Corporation to be held May 20, 1997, and at any adjournment, David E. Adante, Howard D. Bowles, C. Kenneth Celmer, Roger C. Funk, and Karl J. Warnke, and each of them, with full power of substitution in each, are hereby authorized to represent me and to vote my shares on the following:

  1. Elect four Directors to the class to serve for a three year term of office expiring at the Corporation's 2000 Annual Meeting of Shareholders. The nominees of the Board of Directors are: Richard E. Dunn, William D. Ginn, Richard S. Gray and Thomas Murdough, Jr.

     (Instruction: On the line below, write the name of any nominee or nominees for whom authority to vote is withheld. This proxy cannot be voted for a greater number of persons than the number of nominees named.)

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  2. Any other matter that may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1.

                                Signed the ___ day of ___________________, 1997.


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                                                Please sign here


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                                          Joint owner if any sign here

Please sign this Proxy exactly as your name appears above. If the address on this Proxy is incorrect, please note your correct address.

Please check this box if you plan to attend the Annual Meeting of Shareholders. [ ]